UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

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ORBCOMM INC.

(Name of the Registrant as Specified In Its Charter)

John C. Levinson

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Filed by John C. Levinson

NEWS RELEASE

For Immediate Release

Contact:
Mark H. Harnett
MacKenzie Partners, Inc.
(212) 929-5877

The Committee to Realize Value for ORBCOMM Announces Withdrawal of Slate of Nominees for Election to ORBCOMM Board

May 4, 2009

NEW YORK., May 4/PRNewswire/ — The Committee to Realize Value for ORBCOMM (“the Committee”) announced today that it is withdrawing its slate of two director nominees for election to the Board of Directors of ORBCOMM, Inc. (“ORBCOMM” or the “Company”) (Nasdaq: ORBC) at the Company’s 2009 annual meeting of stockholders on May 6, 2009.

The Committee thanks the Company’s stockholders for the support we have received to date, and remains concerned about the Company’s ability to generate subscriber growth and sufficient cash flow to enable the launch of its second generation satellite constellation in a timely fashion. However, in view of the reports issued by RiskMetrics Group and Glass Lewis & Co., which acknowledge many of our concerns but recommend that stockholders support the incumbent nominees, we believe it is in the best interests of all stockholders for the Committee to withdraw its slate of nominees.

ON APRIL 23, 2009, JOHN C. LEVINSON TOGETHER WITH MICHAEL MIRON, STEVEN G. CHRUST, DENIS NAYDEN, SGC ADVISORY SERVICES, INC. AND NAKOMA INVESTMENTS, LLC (TOGETHER, THE “COMMITTEE TO REALIZE VALUE FOR ORBCOMM” OR THE “COMMITTEE”) FILED A DEFINITIVE PROXY STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION. SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES FOR USE AT ORBCOMM’S ANNUAL MEETING, BECAUSE SUCH  DOCUMENTS CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS OF THIS SOLICITATION AND THEIR DIRECT OR INDIRECT INTERESTS, BY SECURITY HOLDINGS OR OTHERWISE.  THE DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY IS AVAILABLE TO ORBCOMM STOCKHOLDERS FROM THE PARTICIPANTS AT NO CHARGE AND IS ALSO AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV AND AT HTTP://WWW.READMATERIAL.COM/ LEVINSONCOMMITTEE. THE DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WAS DISSEMINATED TO SECURITY HOLDERS ON OR ABOUT APRIL 24, 2009.

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